Exhibit 31.2

Certification

I, Avery W. Catlin, certify that:

1.                                       I have reviewed this amendment no. 1 to the annual report on Form 10-K/A of AVANT Immunotherapeutics, Inc.; and

2.                                       Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: September 12, 2003	/s/ Avery W. Catlin

	Name:	Avery W. Catlin
	Title:	Chief Financial Officer